UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
July 15, 2017

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Share Purchase Agreement
On July 15, 2017, Host Europe GmbH (the “Seller”), an indirect subsidiary of GoDaddy Inc. (the “Company”), entered into an agreement (the “Share Purchase Agreement”) with Blitz 17-568 GmbH, (the “Purchaser”), for the sale of all of the outstanding shares in PlusServer GmbH (“PlusServer”) for a purchase price based on an enterprise value of EUR 397 million (approximately US $456 million), subject to certain adjustments provided for in the Share Purchase Agreement (the “Transaction”).
Consummation of the Transaction is subject to the receipt of the necessary merger control approvals and/or clearances contemplated by the merger control rules of Germany and Austria.
The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement. A copy of the Share Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Share Purchase Agreement and the above description has been included to provide investors and securityholders with information regarding the terms of the Share Purchase Agreement. They are not intended to provide any other factual information about the Seller, Purchaser, PlusServer, or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Share Purchase Agreement were made only for purposes of the Share Purchase Agreement, and as of specific dates; were solely for the benefit of the parties thereto; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors or securityholders. Investors and securityholders should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Seller, Purchaser, PlusServer, or any of their respective subsidiaries, affiliates, businesses, or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Share Purchase Agreement. Accordingly, investors and securityholders should read the representations and warranties in the Share Purchase Agreement not in isolation but only in conjunction with the other information about the Seller and its subsidiaries that the Company includes in reports, statements and other filings it makes with the U.S. Securities and Exchange Commission (the “SEC”).
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
2.1	Agreement on the Sale and Purchase of all shares in PlusServer GmbH, dated as of July 15, 2017, by and between Host Europe GmbH and Blitz 17-568 GmbH.*
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GoDaddy Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	July 18, 2017	/s/ Nima Kelly
Nima Kelly
Executive Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Agreement on the Sale and Purchase of all shares in PlusServer GmbH, dated as of July 15, 2017, by and between Host Europe GmbH and Blitz 17-568 GmbH.*
* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. GoDaddy Inc. agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.